SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2007

CVS CORPORATION
(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011	050494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

   Item 8.01 Other Events

     The purpose of this Form 8-K is to update the joint proxy statement/prospectus included in the Registration Statement on Form S-4, file No. 333-139470, filed by CVS Corporation (“CVS”) with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on January 19, 2007, and mailed by CVS and Caremark Rx, Inc. (“Caremark”) to their respective stockholders commencing on January 19, 2007. The information contained in this Form 8-K (and in the Exhibits hereto) is incorporated by reference into the above-mentioned joint proxy statement/prospectus.

     On February 23, 2007, the Delaware Court of Chancery denied plaintiff’s motion to enjoin the merger of CVS and Caremark Rx, Inc. The Court held that a Caremark stockholder vote on the merger may be held 20 days after Caremark makes supplemental disclosures regarding appraisal rights and the structure of fees to be paid by Caremark to its financial advisors.

     On February 24, 2007, Caremark mailed a proxy statement supplement (attached to this Current Report on Form 8-K as Exhibit 99.1) to its shareholders containing disclosure regarding shareholder appraisal rights and financial advisory fees. In addition, Caremark announced that its special meeting of shareholders to approve the merger will now be held on March 16, 2007.

     On February 26, 2007, CVS Corporation issued a press release (attached to this Current Report on Form 8-K as Exhibit 99.2) commenting on the Court’s decision rendered. In addition, CVS noted that on February 23, 2007, CVS adjourned its special meeting of shareholders to approve the CVS/Caremark merger to March 9, 2007. In light of the Delaware Court’s ruling, CVS intends to once again adjourn the meeting to a later date in March and will inform shareholders of the new meeting date as promptly as possible.

Section 9 - Financial Statements and Exhibits

  Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document

Exhibit 99.1	Proxy statement supplement mailed by Caremark Rx, Inc. to its shareholders on February 24, 2007

Exhibit 99.2	Press Release, dated February 26, 2007, of CVS Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

Date:	February 26, 2007	By:	/s/ Douglas A. Sgarro

			Name:	Douglas A. Sgarro
			Title:	Executive Vice President and Chief
Legal Officer

EXHIBIT INDEX

Exhibit No.	Document

Exhibit 99.1	Proxy statement supplement mailed by Caremark Rx, Inc. to its shareholders on February 24, 2007

Exhibit 99.2	Press Release, dated February 26, 2007, of CVS Corporation